KemPharm

# Second Quarter 2021 Results

## August 12, 2021

# Cautionary Note Regarding Presentation Information

This presentation may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements include statements regarding the expansion of the commercial launch of AZSTARYS™, the market outlook for AZSTARYS, potential regulatory and sales milestone and royalty payments pursuant to the License Agreement with an affiliate of Gurnet Point Capital, the potential benefits of AZSTARYS, the clinical development and timing of trials and data for KP879, the potential benefits of SDX being classified as a Schedule IV controlled substance, and KemPharm's forecasted cash runway. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm's business are described in detail in the "Risk Factors" section of KemPharm's Annual Report on Form 10-K for the year ended December 31, 2020, KemPharm's Quarterly Report for the quarter ended March 31, 2021, and KemPharm's other filings with the Securities and Exchange Commission. KemPharm is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

This presentation also may contain estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

# Q2 2021 Results Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer

# KemPharm: Recent Highlights

| **AZSTARYS™** | **Solid Financial Position** |
| --- | --- |
| - Commercial launch on July 21, 2021<br>- Expect royalties and sales milestones in 2022 and beyond<br>- Royalty rates on U.S. net sales of high single digits up to mid-twenties<br>- AZSTARYS patents extend to 2037 | - Cash on hand as of Jun 30, 2021 = $132.3M<br>- Q2 2021 net income of $6.2M, or $0.18 per basic share<br>- Combination of AZSTARYS-related regulatory milestones and June warrant transaction bolstered cash reserves |
| **SDX Schedule IV Classification** | **Beyond AZSTARYS** |
| - SDX classified as Schedule IV Controlled Substance by the DEA<br>- HHS and DEA determined that SDX has generally low potential for abuse and a lower potential for abuse compared to d-MPH<br>- Key differentiator for AZSTARYS[1], and all other SDX-based product candidates | - Initiated clinical trial with SDX, with data expected prior to year-end 2021<br>- KVK-Tech preparing to expand Sure Med collaboration for APADAZ®, Perspectives in Care™, into additional regions |

[1] AZSTARYS is a Schedule II controlled substance which contains SDX, a Schedule IV prodrug of d-methylphenidate

# ASTARYS™ - U.S. Commercial Launch

- ✓ **On July 21, 2021, Corium, Inc. initiated U.S. commercial launch of AZSTARYS™ (serdexmethylphenidate and dexmethylphenidate capsules, CII)**
  - Consists of serdexmethylphenidate (SDX), KemPharm's prodrug of d-methylphenidate (d-MPH), co-formulated with immediate-release d-MPH
- ✓ **AZSTARYS Commercial Launch is a Significant Milestone for KemPharm**
  - Demonstrates value potential of SDX and KemPharm's LAT® platform
  - License Agreement with an affiliate of GPC provides significant economic benefits to KemPharm tied to the commercialization of AZSTARYS
- ✓ **Approved label for AZSTARYS and SDX DEA Schedule IV classification provides significant differentiation**
  - The totality of various label elements, including administration, height and weight data from the clinical trials, pharmacokinetics and efficacy data, all show potential differentiation as compared to currently available d-MPH products for ADHD
  - The API in AZSTARYS (a CII controlled substance) is comprised of 70% SDX, which is classified as a CIV controlled substance, potentially increasing the appeal of AZSTARYS among prescribers and patients

# AZSTARYS™ Commercialization Update

- AZSTARYS launched July 21st, 2021
- Initially a focused launch in a few states with select prescribers
- Payor discussions ongoing
  - Typical game with all new products: Initial NCD blocks and resistance
  - Some payors have indicated initial receptivity to AZSTARYS and the differentiation that it may provide for patients
- When appropriate, the focused launch will expand
- Based on the approval label for AZSTARYS, we believe peak market share may be greater than original internal forecasts
  - This potential was the basis for the license agreement amendment

## Serdexmethylphenidate (SDX) Opportunity

- SDX provides an opportunity to explore indications outside ADHD
  - SDX is the only C-IV methylphenidate product; all others are C-II
  - SDX has a unique pharmacokinetic profile allowing for gradual and continuous release throughout the day
  - No generic equivalent and is not substitutable
- Recently initiated a trial with SDX under the KP879 IND exploring the pharmacokinetics, safety and exploratory effects of SDX at doses above those studied with AZSTARYS (>240 mg)
  - Difficult trial enrollment and retention due to nature of the study and the subjects involved
  - Data release should be available prior to year-end 2021
- Goal is to assess the best potential clinical path with SDX in future drug development in such indications like SUD, IH and others
- Provide additional clarification as to the potential development of SDX in the near-future

# Financial Update

# Q2 2021 Financial Results

- Revenue of $12.0M, comprised of $10.0M milestone payment for DEA scheduling of SDX, and service fee revenue of $2.0M
- Net income of $6.2M, or $0.18 per basic share, compared to net income of $0.9M, or $0.21 per basic share and diluted share for Q2 2020
  - Operating income of $5.8M and non-cash gain of $0.8M from the forgiveness of the PPP loan during Q2 2021
  - Net loss attributable to common stockholders for Q2 2021 was ($0.40) per basic and diluted share, driven by a non-cash deemed dividend of $16.9M related the warrant exercise inducement transaction in June
- Operating income increased $3.2M, primarily driven by an increase in revenue of $5.1M, partially offset by a net increase in operating expenses of $1.8M as compared to Q2 2020
  - R&D expenses were $2.8M, an increase of $0.9M vs. Q2 2020
  - G&A expenses were $2.3M, an increase of $0.6M compared to Q2 2020

## Q2 2021 Balance Sheet Update

- As of June 31, 2021, total cash was $132.3M, an increase of $56.3M compared to Mar 31, 2021, primarily due to receipt of $20M in cash milestones related to AZSTARYS, and $40.6M in proceeds from warrant exercises during Q2 2021

- Completed warrant exercise inducement transaction in June 2021:
  - Received $39.1M of gross proceeds from the exercise of 6,117,509 existing warrants at exercise price of $6.36 per share
  - Issued 1,529,379 inducement warrants with an exercise price of $16.50

- As of June 30, 2021:
  - 34,977,923 common shares outstanding
  - 46,546,998 fully diluted shares outstanding, which includes 4,584,889 of shares issuable upon exercise of warrants
  - No preferred stock outstanding

## Solid Financial Position

- KemPharm's balance sheet has been completely restructured and recapitalized with a cash balance that provides for:
  - operating requirements,
  - internal development opportunities, and
  - other potential external investments
- Shelf registration on Form S-3 is just another component of the financial restructure process, a "housekeeping" step; no immediate needs, but available if strategically appropriate in the future
  - ATM agreement is another housekeeping tool (maintained by most life science companies); reserved for opportunistic use only if needed
  - Formalizes ongoing relationship with investment banks
- Taken together, our goal through these steps has been to provide for an extended cash runway and to enable greater operating and strategic flexibility

# KemPharm: Looking Ahead

| **AZSTARYS™** | **Improved Financial Position** |
| --- | --- |
| - U.S. commercial rollout is being led by Corium and is progressing as planned<br>- KemPharm continues to support manufacturing, scientific and regulatory affairs<br>- Expect royalties and sales milestones in 2022 and beyond | - Cash on hand as of June 30, 2021 = \$132.3M<br>- Tools in place to enable operating and strategic flexibility<br>- Looking forward to the potential of licensing revenue from AZSTARYS royalties and sales milestones |
| **SDX Opportunity** | **Beyond AZSTARYS** |
| - Clinical trial with SDX underway<br>- Multiple potential paths forward will be fully explored with clinical data and commercial potential | - Continued evaluation of pipeline and other external opportunities<br>- Upcoming clinical data from SDX clinical trials, and initial SDX development plan |

KemPharm

# Second Quarter 2021 Results

August 12, 2021